UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2009

ARCTIC CAT INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-18607	41-1443470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Brooks Avenue South
Thief River Falls, Minnesota	56701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (218) 681-8558

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 14, 2009, Arctic Cat Inc. and its wholly-owned subsidiary, Arctic Cat Sales Inc. (collectively, the “Company”), and GE Commercial Distribution Finance Corporation (“CDF”) entered into a Vendor Agreement (the “Vendor Agreement”) pursuant to which CDF will provide the Company’s U.S. dealers with floorplan credit facilities to finance the purchase of inventory from the Company.  The Vendor Agreement becomes effective upon the occurrence of certain events, including establishment of a new multi-year working capital credit facility, which is expected by December 1, 2009.  The Vendor Agreement is for an initial term of two years with one year automatic renewals unless at least 12 months prior notice is provided, and may be terminated earlier if certain events of default occur.  The Company will repurchase from CDF repossessed inventory and the Company and CDF will share certain profits and losses from operation of the credit facilities.  This description of the Vendor Agreement is qualified in its entirety by reference to the Vendor Agreement and Amendment No. 1 thereto, filed as Exhibits 10.1 and 10.2 to this Form 8-K.

Item 1.02  Termination of a Material Definitive Agreement.

On October 14, 2009, Arctic Cat Sales received a notice from Textron Financial Corporation (“Textron”) that Textron would not have the term of the Program Agreement dated January 20, 2003 between Arctic Cat Sales and Textron (the “Program Agreement”) automatically extended beyond January 20, 2010.  Under the Program Agreement, Textron provides, on a non-exclusive basis, floorplan financing to Arctic Cat Sales’ U.S. dealers.  The Program Agreement was filed as Exhibit 10.a to the Company’s quarterly report on Form 10-Q filed February 13, 2004.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit
10.1	Vendor Agreement, dated October 14, 2009, among the Company, Arctic Cat Sales Inc. and GE Commercial Distribution Finance Corporation (the “Vendor Agreement”).
10.2	Amendment No. 1 dated October 20, 2009 to the Vendor Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCTIC CAT INC.
(Registrant)

Date: October 20, 2009	/s/ TIMOTHY C. DELMORE
Timothy C. Delmore
Chief Financial Officer

ARCTIC CAT INC.

FORM 8-K CURRENT REPORT

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
10.1	Vendor Agreement, dated October 14, 2009, among the Company, Arctic Cat Sales Inc. and GE Commercial Distribution Finance Corporation (the “Vendor Agreement”).
10.2	Amendment No. 1 dated October 20, 2009 to the Vendor Agreement.